For Period ended 01/31/2012                            Series 28, 35, 32,
File Number 811-7852                                          36, 39


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:


USAA High Yield Opportunities - Adviser Shares

72DD
Dollar Distributions
186

73A
Per Share Distributions
0.2804

74U
Shares Outstanding
656

74V
NAV
8.24


USAA Income Fund - Adviser Shares

72DD
Dollar Distributions
99

73A
Per Share Distributions
0.2339

74U
Shares Outstanding
434

74V
NAV
13.20

USAA Intermediate-Term Bond - Adviser Shares

72DD
Dollar Distributions
153


73A
Per Share Distributions
0.2559

74U
Shares Outstanding
623

74V
NAV
10.55


USAA Short-Term Bond Fund - Adviser Shares

72DD
Dollar Distributions
75


73A
Per Share Distributions
0.1182

74U
Shares Outstanding
648

74V
NAV
9.18

USAA Value Fund - Adviser Shares

72DD
Dollar Distributions
42


73A
Per Share Distributions
0.0917

74U
Shares Outstanding
452

74V
NAV
13.77